AS FILED WITH THE SECURITIES AND EXCHANGE            REGISTRATION NO.: 333-86258
COMMISSION ON MARCH 17, 2003
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 5 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                WIEN GROUP, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

           NEW YORK                       6199                   13-2614100
  (STATE OR JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL    (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)  CLASSIFICATION CODE NUMBER)  IDENTIFICATION NO.)


                              525 WASHINGTON BLVD.
                              JERSEY CITY, NJ 07310
                                 (201) 216-0100

(ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES AND PRINCIPAL PLACE
                                  OF BUSINESS)

                                  WILLIAM RYDER
                              525 WASHINGTON BLVD.
                              JERSEY CITY, NJ 07310
                                 (201) 216-0096

           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   ----------
                          COPIES OF COMMUNICATIONS TO:
                            L. STEPHEN ALBRIGHT, ESQ.
                       17337 VENTURA BOULEVARD, SUITE 224
                            ENCINO, CALIFORNIA 91316
                            (818) 784-0040 (EXT. 23)
                                   ----------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [_]

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [_]

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(D) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [_]

     IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [_]


--------------------------------------------------------------------------------
                         Calculation of Registration Fee
--------------------------------------------------------------------------------
                                       Proposed        Proposed
                                       maximum         maximum         Amount of
Title of securities  Amount to be      offering price  aggregate       registra-
to be registered     registered        per share       offering price  tion fee
--------------------------------------------------------------------------------

Common Stock         3,000,000 shares  $0.20           $600,000         $55.20
par value $0.01
--------------------------------------------------------------------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2, as amended, and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Jersey, State of New Jersey, on March 17, 2003.

                                       WIEN GROUP, INC.
                                       Registrant


                                       By: /s/ Stephen S. Wien
                                           -------------------------------------
                                           Stephen S. Wien
                                           President and Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                        Title                                 Date
----                        -----                                 ----


/s/ Stephen S. Wien         President, Chief Executive            March 17, 2003
---------------------       Officer, Chief Financial
Stephen S. Wien             Officer, and Director (Principal
                            Executive, Financial, and
                            Accounting Officer)



/s/ Alan Hirsch             Executive Vice President              March 17, 2003
---------------------       and Director
Alan Hirsch



/s Buddy Young              Director                              March 17, 2003
---------------------
Buddy Young

                                 EXHIBITS INDEX

EXHIBIT NO.                             TITLE OF DOCUMENT
-----------    -----------------------------------------------------------------

    3.1 Certificate of Incorporation of the registrant (then named John De Nigris Associates, Inc.) dated March 13, 1968, and filed with the State of New York, Department of State on March 18, 1968

    3.2 Certificate of Amendment of Certificate of Incorporation of the registrant (then named John De Nigris Associates, Inc.) dated June 10, 1968, and filed with the State of New York, Department of State on June 13, 1968

    3.3 Certificate of Amendment of Certificate of Incorporation of the registrant (then named John De Nigris Associates, Inc.) dated August 29, 1974, and filed with the State of New York, Department of State on September 6, 1974 (changing name to Wien Group, Inc.)

    3.4 Bylaws of the registrant (adopted under prior name John De Nigris Associates, Inc.)

    4.1        Form of Certificate of Common Stock of Wien Group, Inc.

    5.1 Opinion of L. Stephen Albright regarding the legality of the securities being registered

   10.1        Engagement   Letter,   dated  September  24,  2001,  between  the
               registrant, United Institutional Investments, Inc., and Erica International, Corp.

   10.2        Engagement   Letter,   dated  September  7,  2001,   between  the
               registrant, United Institutional Investments, Inc., and First Step Distribution Network, Inc.

   10.3        Engagement   Letter,   dated   November  1,  2001,   between  the
               registrant, United Institutional Investments, Inc., and Zephyr Media

   10.4        Joint  Venture   Agreement  between  the  registrant  and  United
               Institutional Investments, Inc., dated July 1, 2001

   10.5        Consulting   Agreement   between  the   registrant   and  Wottage
               International Corporation, Ltd., dated April 30, 2002

   10.6 Consulting Agreement between registrant and GSI Technologies USA, Inc., dated April 24, 2002

   10.7 Engagement Letter, dated August 20, 2002, between the registrant and Mobile Area Networks, Inc.

EXHIBIT NO.                             TITLE OF DOCUMENT
-----------    -----------------------------------------------------------------

   10.8 Engagement Letter, dated August 20, 2002, between the registrant and Bio Defense Corporation

   10.9 Consulting Agreement between the registrant Health Renu, Inc., dated June 26, 2002

   10.10 Consulting Agreement between registrant and IWT Tesoro Corp, dated October 7, 2002

   10.11 Consulting Agreement between registrant and SN Entertainment, Inc., dated September 24, 2002

   10.12 Engagement Letter, dated October 7, 2002, between registrant and Security Intelligence Technologies, Inc.

   10.13 Engagement Letter, dated October 22, 2002, between registrant and Freedom Oil & Gas, Inc.

   10.14 Engagement Letter, dated October 23, 2002, between registrant and Lightsport Products, Inc.

   10.15 Form of Subscription Agreement, dated January 25, 2001, used by registrant to raise funds and sell securities in a private placement during calendar 2001

   23.1        Consent of Lilling & Company LLP

   23.2        Consent of L. Stephen Albright